English Translation
Exhibit 10.15
STRATEGIC CONSULTING SERVICE AGREEMENT
between
Hangzhou Sky Network Technologies Co., Ltd.
and
Hangzhou Dianneng Technologies Co., Ltd.

Strategic Consulting Service Agreement
THIS STRATEGIC CONSULTING SERVICE AGREEMENT (“this Agreement”) is entered into in Hangzhou, People’s Republic of China (“PRC”) on July 1, 2010 by and between:
Party A (“Entrusting Party”): Hangzhou Sky Network Technologies Co., Ltd. Address: 2F, No.65, Area 2, Lianzhuang Community, Puyan Sub-district, Binjiang District, Hangzhou; and
Party B (“Entrusted Party”): Hangzhou Dianneng Technologies Co., Ltd. Address: Room 105, 3# Building, No.1197 Bin’an Road, Hangzhou
Each of Party A and Party B shall hereinafter individually be referred to as a “Party” and collectively as the “Parties”.
WHEREAS,
1. Party A engaged in business of providing technology development services of computer software in the PRC (the “Business”). Party B has expertise and resources in strategic consulting in the area of the Business.
2. Dated as of August 1, 2007, Party A and Pusida (Beijing) Technologies Co., Ltd. (“Beijing Pusida”) executed Exclusive Technical and Service Agreement (the “Sky Service Agreement”); Beijing Pusida will transfer rights and obligations under the Sky Service Agreement to Party B.
3. Party A agrees that Beijing Pusida will transfer rights and obligations under the Sky Service Agreement to Party B, and hope Party B provide Strategic Consulting Service (the “Strategic Consulting Service”) with respect to Party A’s Business. Party B agrees to accept such entrustment under the terms and conditions set out below.
4. The Parties agree to restate and modify former version of Sky Service Agreement by executing new Technical Support Service Agreement and Strategic Consulting Agreement.
NOW THEREFORE, the Parties reached mutual agreement and agree to the terms and conditions under this Agreement as follows:

ARTICLE 1 ENTRUSTED MATTERS
Matters entrusted by Party A to Party B under this Agreement (the “Entrusted Matters”) shall be providing exclusive strategic services pursuant to Article 2 under this Agreement.
ARTICLE 2 SCOPE OF SERVICES
Services to be provided by Party B to Party A under this Agreement shall mainly include the following subject to the regulation of applicable Chinese laws:
(1) New product evaluation;
(2) Market research;
(3) Marketing and sales strategy; and
(4) Other services related to Party A’s business.
ARTICLE 3 FEE AND PAYMENT
3.1 Party A agrees to pay consulting fee (the “Fee”) to Party B. The amount of Fee shall be based on Consulting Service actually requested by Party A, and on head accounts and days devoted by Party B, which shall be confirmed by Party B and inform Party A with written notice (“Payment Notice”). Party A shall pay the Fee fifteen (15) days after Party B deliver the Payment Notice.
3.2 Party B reserves the right to adjust the consulting fee and other reasonable fees in accordance with the actual performance of Party A.
3.3 If Party A is not satisfied with current service provided by Party B and then request to deduct related Fee, or the actual fee paid by Party A is higher than the Service Fee payable under this Agreement, Party A is entitled to deduct corresponding amount from next payment of Service Fee payable to Party B, upon mutual agreement between the Parties.
3.4. Except Fee, Party A shall reimburse Party B for all reasonable expenses that incurred by Party B in connection with service, including but not limited to expenses of travelling, accommodations, traffic and communication, on the basis of actual amount

ARTICLE 4 OBLIGATIONS OF THE PARTIES
4.1. THE OBLIGATIONS OF PARTY A
(1) Party A shall promptly provide Party B with any materials and information necessary for the fulfillment of the Services hereunder, and shall warrant the authenticity and accuracy of all such materials and information it provides.
(2) Party A shall pay consulting fee to Party B pursuant to Article 3 hereof;
(3) Unless otherwise agreed by Party B in writing, Party A shall not entrust any third party to provide any Services as stipulated in Article 2 hereof;
(4) Party A shall perform other obligations under applicable laws and regulations of the PRC.
4.2. THE OBLIGATIONS OF PARTY B
(1) Party B shall provide the consulting services to Party A pursuant to this Agreement;
(2) Party B warrants to Party A that the information and suggestions provided by Party B to Party A under this Agreement shall be in compliance with relevant laws and regulations of the PRC;
(3) During the term of this Agreement and upon termination of this Agreement due to any reasons whatsoever, Party B shall keep confidential of any technical information and materials provided by Party A, and all other information which Party A does not want to disclose.
ARTICLES 5 INTELLECTUAL PROPERTY RIGHTS
5.1. RIGHTS CREATED
Except as otherwise agreed to by the Parties, Party B shall own all Intellectual Property Rights created or acquired by Party A in the provision of consulting services. Party A shall sign all documents and take all actions necessary for Party B to become the owner of such Intellectual Property Rights. Party A shall not contest Party B’s ownership of all such Intellectual Property Rights, and will not apply to register, or attempt to acquire or otherwise obtain any such Intellectual Property Rights.
5.2. NAMES, TRADEMARKS AND LOGOS
Party A shall not use Party B’s name, trademark, logo, domain name or any variations thereof, or language from which any connection of said names may be implied in any advertising, sales promotion materials, press releases or any other publicity matters without Party B’s prior written approval.
ARTICLE 6 CONFIDENTIALITY
6.1. CONFIDENTIAL INFORMATION
Confidential Information means all technology, know-how, techniques, software, proprietary databases, trade secrets, trade practices, methods, specifications, designs and other proprietary information disclosed by Party B to Party A under the terms of this Agreement or otherwise, as well as the terms of this Agreement and other confidential business and technical information.
6.2. GENERAL OBLIGATION.
During the term of this Agreement and for a period of five (5) years after termination or expiration of this Agreement for any reason whatsoever, Party A shall:
(1) keep the Confidential Information confidential;
(2) not disclose the Confidential Information to any third party other than with the prior written consent of Consultant or in accordance with 6.3; and
(3) not use the Confidential Information for any purpose other than the performance of its obligations under this Agreement.
6.3. DISCLOSURE TO RECIPIENTS
Party A may disclose the Confidential Information to its directors, officers, managers, employees, legal, financial and professional advisors (collectively, “Recipients”), on a need to know basis, to the extent necessary for the implementation of this Agreement. Party A shall use its best efforts to ensure that each Recipient is made aware of, and complies with the obligation of confidentiality of Party A in respect of the Confidential Information under this Agreement as if the Recipient were a party to this Agreement.
6.4. EXCEPTIONS
The provisions of Article 6 shall not apply to:
(1) Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of Party A or any of the Recipients in violation of this Agreement;

(2) disclosure by Party A to the extent required under any applicable laws, regulations, requirements of any regulatory authority or any applicable rules of any stock exchange; provided that such disclosure shall be limited merely to the extent required by applicable laws or regulations and, to the extent practicable, Party B shall be given an opportunity to review and comment on the contents of the disclosure before it is made; and
(3) disclosure by Party A to the extent required by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial, regulatory or arbitration process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; provided that such disclosure shall be limited merely to the extent required by applicable laws or regulations and, to the extent practicable, Party B shall be given an opportunity to review and comment on the contents of the disclosure before it is made.
ARTICLE 7 REPRESENTATIONS AND WARRANTIES
7.1. Party B represents, warrants and covenants to Party A (such representations, warranties and covenants shall become effective from the Effective Date of this Agreement) that:
(1) Party B shall use its expertise and resources in strategic consulting with respect to the Business to organize and coordinate the Entrusted Matters and shall set up working groups consisting of experienced personnel to provide consulting services to Party A;
(2) Party B shall, during the course of providing the consulting services hereunder, act in due diligence and perform its obligations pursuant to applicable laws, regulations and relevant administrative rules of the PRC as well as the terms and conditions of this Agreement.
7.2. Party A represents and warrants to Party B (such representations and warranties shall become effective from the Effective Date of this Agreement) that:
(1) The obligations of Party A under this Agreement shall be legal and binding on Party A. Party A’s performance of its obligations hereunder shall neither conflict with any of its obligations under any other agreement or document, nor contravene any applicable laws, regulations or administrative rules of the PRC;
(2) Any document and material provided by Party A to Party B under this Agreement shall be authentic and accurate.

7.3. Upon the occurrence of an event which may make any representation, warranty or covenant of a Party hereto under this Articles 5 become unauthentic or inaccurate, such Party shall promptly inform the other Party thereof in written, and, upon reasonable request of the other Party, take measures to remedy and disclose details of such event.
7.4. The legal liabilities arising out of a breach of any of the representations, warranties or covenants mentioned above shall not be affected upon the completion of the Entrusted Matters hereunder.
7.5. No Party hereto shall assign any of its rights or obligations under this Agreement to any third party.
ARTICLE 8 INDEMNIFICATION
In the event that a Party fails to comply with any of its obligations hereunder and such failure result in losses to the other Party, the defaulting Party shall make full and effective compensation to the other Party; if the failure makes it impossible to continue to perform this Agreement, the other Party shall have the right to terminate this Agreement and the defaulting Party itself shall bear its losses arising out of such termination.
ARTICLE 9 FORCE MAJEURE AND CHANGE OF CIRCUMSTANCES
If, at any time before the completion of the Entrusted Matters, a significant change or event in politics, economy, finance, law or otherwise occurs, and such change or event has had or may have a material adverse effect to the performance of the Entrusted Matters, the Parties may consult with each other to suspend or terminate this Agreement and neither Party shall assume any defaulting liability to the other Party.
ARTICLE 10 TERMINATION
10.1. Each Party shall have the right to terminate this Agreement by giving the other Party a notice in writing if:
(1) The other Party breaches or fails to fulfill any obligations under this Agreement; or
(2) Any representation, warranty or covenant made by the other Party hereunder is materially unauthentic or misleading and therefore not fulfilled.
10.2. In the event that this Agreement is terminated pursuant to Article 10.1 or Article 9 hereof, the obligations of both Parties hereunder shall be terminated immediately. Notwithstanding the forgoing sentence, any right or claim having come into existence, or any liability arising out of the representation, warranty, covenant or indemnification hereunder, shall remain unaffected upon such termination.
ARTICLE 11 DISPUTE RESOLUTION
11.1. Any and all disputes, controversy or claim arising from or relating to this Agreement or its interpretation, violation, termination or validity shall be first settled through amicable negotiations between the Parties; such negotiations shall commence on the date on which a Party issues a written notice to the other Party requesting for such negotiations. If the dispute fails to be settled within thirty (30) days of the issuance of the written notice, then, upon the request of and notification by either Party to the other Party, such dispute shall be submitted for arbitration.
11.2. The arbitration shall be conducted in Beijing by 3 arbitrators of the China International Economic and Trade Arbitration Commission Beijing Commission in accordance with such Commission’s Arbitration Rules then in effect.
11.3. The arbitration award shall be final and binding on the Parties, and the costs of the arbitration shall be borne by the losing Party, unless the arbitration award stipulates otherwise.
ARTICLE 12 VARIATION AND SUPPLEMENT
Upon the effectiveness of this Agreement, both Parties hereto shall fulfill their respective obligations hereunder. No variation of or supplement to this Agreement shall be effective unless the Parties have agreed in writing and have respectively obtained the required authorizations and approvals. The duly signed variation and supplement to this Agreement shall constitute the integral part of this Agreement and have the same legal effect.
ARTICLE 13 VALIDITY
This Agreement shall become effective immediately after it is signed and sealed by the legal representatives or the authorized representatives of both Parties, and shall supersede all the relevant agreements and documents previously signed by the Parties on the subject matter upon the effectiveness of this Agreement.
The term of this Agreement shall be twenty (20) years, which will be automatically renewed for another one (1) year upon expiry of each term unless Party B notifies Party A in written of its intention not to renew thirty (30) days before the current term expires.

ARTICLE 14 COUNTERPARTS
This Agreement is executed in two (2) counterparts. Each Party shall hold one counterpart, and both counterparts shall have the same legal effect.
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(Execution Page Only)
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.
Party A (“Entrusting Party”): Hangzhou Sky Network Technologies Co., Ltd. ; and
(Company Seal)
Authorized Representative: /s/ Tao Song
Party B (“Entrusted Party”): Hangzhou Dianneng Technologies Co., Ltd.
(Company Seal)
Authorized Representative: /s/ Tao Song